Exhibit (a)(1)(P)

Editorial Contacts

Gina Tyler, HP

+1 650 704 8646

corpmediarelations@hp.com

HP Media Hotline

+1 866 266 7272

www.hp.com/go/newsroom

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA 94304

www.hp.com

NEWS RELEASE
HP Announces Revised Offer Price for 3PAR of $33 per Share in Cash

PALO ALTO, Calif., Sept. 2, 2010 – HP today announced that it is increasing its tender offer to acquire all of the outstanding shares of 3PAR Inc. (NYSE: PAR) to $33 per share in cash.

HP’s tender offer commenced on August 27, 2010 and it is scheduled to expire at 12:00 midnight, New York City time on September 24, 2010, subject to customary tender offer conditions being satisfied.  The final closing of the acquisition is expected to occur by the end of the calendar year.

About HP

HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF 3PAR COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED MATERIALS THAT HP AND RIO ACQUISITION CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON AUGUST 27, 2010. 3PAR STOCKHOLDERS SHOULD READ THESE MATERIALS AND ANY RELATED AMENDMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. 3PAR STOCKHOLDERS MAY OBTAIN COPIES OF THESE MATERIALS WITHOUT CHARGE FROM THE SEC THROUGH THE SEC’S WEBSITE AT WWW.SEC.GOV. 3PAR STOCKHOLDERS ALSO MAY OBTAIN COPIES OF THESE DOCUMENTS, WITHOUT CHARGE, FROM INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, AT (888) 750-5834 (TOLL-FREE FOR STOCKHOLDERS) OR (212) 750-5833 (COLLECT FOR BANKS AND BROKERS).

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected terms of the proposed acquisition, the ability to complete the proposed transaction, particularly given the target company’s existing agreement to be acquired by a third party; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that HP is unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.

HP shall not be liable for technical or editorial errors or omissions contained herein.

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